Filed Pursuant to Rule 424(b)(5)
Registration No. 333-253395

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 23, 2021)

Powerbridge Technologies Co., Ltd.

Up to an aggregate offering price of US$15,000,000 Ordinary Shares

On September 1, 2022, we entered into an Ordinary Share Purchase Agreement (the “Purchase Agreement”), with White Lion Capital LLC, a Nevada limited liability company (the “Investor”) pursuant to which we may require the Investor to purchase up to an aggregate offering price of US$15,000,000 (“Commitment Amount”) of our Ordinary Shares (“Purchase Notice Shares”) over a period until May 31, 2024 or until the date on which the Investor shall have purchased an aggregate amount of Purchase Notice Shares that equal to the Commitment Amount, subject to the termination of the Purchase Agreement (“Commitment Period”).

The Purchase Agreement provides that, upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement, we have the right, from time to time, in our sole discretion, to deliver to the Investor a purchase notice (“Purchase Notice”) directing the Investor to purchase a specified amount of Purchase Notice Shares provided that the purchase amount of each Purchase Notice is not less than US$30,000 or greater than US$1,500,000, subject to certain minimum stock price requirements and other limitations. See the section entitled “Description of Securities We Are Offering” on page S-22.

The purchase price per share of our Ordinary Shares will be based on 97% of the lowest daily volume-weighted average price of our Ordinary Shares during a valuation period, which is three (3) business days commencing on and including the date of Purchase Notice. In addition, we must issue to the Investor certain number of our Ordinary Shares as commitment shares (“Commitment Shares”), which shall be equal to 1.5% of the Commitment Amount divided by the closing price of our Ordinary Shares on the business day prior to the issuance of the first Purchase Notice. In additional, if by December 31, 2022, we have not issued any Purchase Notice to the Investor, then we must issue to the Investor an amount of Commitment Shares equal to 1.5% of the Commitment Amount divided by the closing price of the Ordinary Shares on the last business day prior to December 31, 2022.

The Purchase Agreement prohibits us from directing the Investor to purchase any Ordinary Shares if those shares, when aggregated with all other Ordinary Shares then beneficially owned by the Investor and its affiliates, would result in the Investor and its affiliates having beneficial ownership, at any single point in time, of more than 4.9% of our then total outstanding Ordinary Shares.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “PBTS.” On September 7, 2022, the closing price of the Ordinary Shares on the Nasdaq Capital Market was US$1.34 per Ordinary Share. For a more detailed description of the Ordinary Shares and how the price for sales of the Purchase Notice Shares will be determined, see the section entitled “Description of Securities We Are Offering” on page S-22.

We are an “emerging growth company” as defined under applicable U.S. securities laws and are eligible for reduced public company reporting requirements.

In this prospectus, “we” “us” “our company” “the Company” and “our” refer to Powerbridge Technologies Co., Ltd. and its subsidiaries, and in the context of describing our consolidated financial information.

The Company is not a Chinese operating company but a Cayman Islands holding company with operations conducted by its subsidiaries in China and this structure involves unique risks to investors. Investors are purchasing securities of a Cayman Islands holding company rather than securities of our subsidiaries that have substantive business operations in China. As we are a holding company with substantive business operations in China, you should pay special attention to other disclosures included in our annual report on Form 20-F for fiscal year 2021 filed with the Commission on May 12, 2022, which is incorporated by reference in this prospectus, and risk factors included herein. In particular, any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause the ordinary shares to significantly decline in value or become worthless. See “Risk Factors – Uncertainties with respect to the PRC legal system could have a material adverse effect on us.” In addition, the PRC government has significant authority to exert influence on the ability of a company with substantive operations in China, such as us, to conduct its business, accept foreign investments or list on a U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, oversight on cybersecurity and data privacy. See “Risk Factors - The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to issue securities to foreign investors, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.”

The Holding Foreign Companies Accountable Act (the “HFCAA”) was enacted on December 18, 2020, pursuant to which if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC would prohibit our shares or securities from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) which would reduce the number of consecutive non- inspection years required for triggering the prohibitions under the HFCAA from three years to two. On February 4, 2022, the U.S. House of Representatives passed a bill which contained, among other things, an identical provision. If this provision is enacted into law and the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA is reduced from three years to two, then our Ordinary Shares could be prohibited from trading in the United States in 2023.Our auditor, Audit OneStop Assurance PAC, is a firm registered with the Public Company Accounting Oversight Board (United States), or the PCAOB. Pursuant to laws in the United States. The PCAOB has authority to conduct regular inspections over independent registered public accounting firms registered with the PCAOB to assess their compliance with the applicable professional standards. Following the filing of our annual report on Form 20-F for fiscal year 2021 with the Commission on May 12, 2022 and as of the date of this prospectus supplement, we are not named as a “Commission-Identified Issuer” in connection with its implementation of the HFCAA. However, our audit work was carried out by OneStop Assurance PAC with the collaboration a China-based CPA firm. As such, we could still face the risk of delisting and cease of trading of our securities from a stock exchange or an over-the-counter market in the United States under the HFCAA and the securities regulations promulgated thereunder if the PCAOB determines in the future that it is unable to completely inspect or investigate our auditor. See “Risk Factors—Risks Related to Doing Business in China—Various legislative and regulatory developments related to U.S.-listed China-based companies due to lack of PCAOB inspection and other developments may have a material adverse impact on our listing and trading in the U.S. and the trading prices of our share.”

The PRC government has recently published new policies that significantly affected certain industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding the industry where we operate, which could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. These risks could result in a material change in our operations and the value of our ordinary shares, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. For more information on various risks related to doing business in China, see “Risk Factors — Risks Related to Doing Business in China” in this prospectus and the “Item 3. Key Information—3.D. Risk Factors” section of our most recent annual report on Form 20-F which is incorporated by reference in this prospectus supplement.

As of the date of this prospectus supplement, our Cayman Islands holding company and the subsidiaries of our Company have not received any inquiry, notice, warning or sanctions regarding the offering from the China Securities Regulatory Commission (“CSRC”) or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and detailed official guidance and related implementation rules have not been issued or taken effect, it is uncertain how soon the regulatory bodies in Mainland China will finalize implementation measures, and the impact the modified or new laws and regulations will have on the daily business operations of our PRC subsidiaries, our ability to accept foreign investments and list on an U.S. or other foreign exchange. For more information on various risks related to doing business in China, see “Risk Factors — Risks Related to Doing Business in China” in this prospectus supplement and the “Item 3. Key Information—3.D. Risk Factors” section of our most recent annual report on Form 20-F which is incorporated by reference in this prospectus supplement.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page S-5 to read about factors you should consider before purchasing our Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated September 9, 2022

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated February 23, 2021 included in the registration statement on Form F-3 (No. 333-253395), including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this offering.

This prospectus supplement provides specific terms of this offering and other matters relating to us and our financial condition. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any other offering materials, or any sale of the Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on behalf of us to subscribe for and purchase, any of the Ordinary Shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

It is important for you to read and consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

●	“we,” “us,” “our company” and “our” are to Powerbridge Technologies Co., Ltd., its subsidiaries and its consolidated affiliated entities, as the context requires;

●	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus supplement and the accompanying prospectus, Hong Kong, Macau and Taiwan;

●	“Ordinary Shares” are to our ordinary shares of par value US$0.00166667 per share;

●	“RMB” and “Renminbi” are to the legal currency of China; and

●	“US$,” “U.S. dollars” and “dollars” are to the legal currency of the United States.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

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PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

Our Business

We are a provider of software application and technology solutions and services to corporate and government customers primarily located in China. We introduced global trade software applications when we launched our operations in 1997 with a vision to make global trade operations easier for our customers. Our mission is to make global trade easier by empowering all players in the ecosystem. Since our inception, we have continued to innovate by developing technologies that enable us to successfully deliver a series of technology solutions that address the evolving and changing needs of our corporate and government customers

Most of our customers are corporate and government organizations engaged in global trade. Our corporate customers are import and export companies, manufacturers engaged in international trade, as well as logistics and other service providers. Our government customers include customs and other government agencies that oversee the flow of goods and services across borders, as well as governmental authorities and organizations that manage and operate free trade and bonded trade zones, ports and terminals, and other international trade facilities.

Our customers are facing increasing challenges as the world’s trade ecosystems continue to grow in size and complexity. Costs associated with global trade, such as logistics performance, border control and international connectivity remain high. Potential savings from more collaborative and efficient trade processes could reduce the costs of global trade significantly. The need for greater efficiency and cost savings are driving the transformative shift for participants in global trade to become more connected and collaborative.

Our comprehensive and robust solutions and services include Powerbridge System Solutions and Powerbridge SaaS Services with more than 40 solutions and services deployable on premise and in the cloud. Leveraging our deep domain knowledge and strong industry experience, we provide a series of differentiated and robust solutions and services that address the mission critical needs of our corporate and government customers, enabling them to handle and simplify the complexities of global trade operations, logistics and compliance.

Powerbridge System Solutions

We provide Powerbridge System Solutions to our corporate and government customers engaged in global trade, including businesses and manufacturers across a broad range of industries, government agencies and regulatory authorities, as well as global trade logistics and other service providers. Powerbridge System Solutions enable our customers to streamline their trade operations, trade logistics and regulatory compliance, consisting of Trade Enterprise Solutions and Trade Compliance Solutions which have been in service since our first introduction twenty years ago and Import & Export Loan and Insurance Processing which have recently been introduced to a selected group of customers.

Powerbridge SaaS Services

We began offering our Powerbridge SaaS Services (software-as-a-service) in 2016 and are continually developing and expanding our SaaS services that provide our corporate and government customers with significant benefits, including better use of resources, a lower cost of operations, easier document handling, faster processing time as well as higher logistics and compliance connectivity and efficiency. Powerbridge SaaS Services include Logistics Service Cloud and Trade Zone Operations Cloud which are in service, and Inward Processed Manufacturing Cloud, Cross-Border eCommerce Cloud and Import & Export Loan.

Powerbridge Baas Services

 We have begun offering our cloud-based Powerbridge BaaS Services (blockchain-as-a-service) with designated use case for limited government customer in June 2019 and we have generated limited revenue from it. We continue developing our BaaS Services for market commercialization. Blockchain technology is emerging as a major disruptive force across many industries including those involved in global trade. We believe that blockchain technology could allow our customers to conduct business in more synchronized and collaborative ways to substantially increase operational efficiency and reduce trade costs across the global trade supply chain. Powerbridge BaaS Service includes Compliance Blockchain Services and Supply Chain Blockchain Services.

Our solutions and services are built from our multiple proprietary technology platforms which are developed based on industry leading open source infrastructure technologies. Our technology platforms include Powerbridge System Platform and Powerbridge SaaS Platform, which are designed for high-performance reliability, flexibility and scalability, allowing us to expand our solutions and services rapidly and efficiently to consistently address the needs of our corporate and government customers. Our Powerbridge BaaS Platform became available in June 2019.

Powerbridge System Platform consists of modular technology and business components that enable us to provide mission critical applications and solutions in trade operations, trade logistics and regulatory compliance to our corporate and government customers.

Powerbridge SaaS Platform is the technology infrastructure upon which we are developing our SaaS services designed to provide on-demand services in trade operations, trade logistics and regulatory compliance with a multi-tenant and microservice architecture.

Our BaaS services are built on top of our Powerbridge Blockchain Platform that is designed to allow the customs agency to increase the effectiveness of risk assessments and interventions in monitoring and controlling the flow of goods, documents, and vendors for cross border trade events and transactions, with an enhanced level of regulatory information transparency and synchronization among customs agencies and other government authorities.

We intend to continue leveraging our industry expertise and product knowledge with the best use of emerging and disruptive technologies such as big data, artificial intelligence and Internet of Things to enhance our core technology capabilities and continually increase the scope of our solutions and services to our customers.

The following diagram illustrates our current corporate structure:

Corporate Information

Our principal executive office is located at Advanced Business Park, 9th Fl, Bldg C2, 29 Lanwan Lane, Hightech District, Zhuhai, Guangdong 519080, China. We maintain a website at www.powerbridge.com that contains information about our Company, though no information contained on our website is part of this prospectus.

Our Risks and Challenges

Investing in our securities entails a significant level of risk. Before investing in our Ordinary Shares, you should carefully consider all of the risks and uncertainties mentioned in the section titled “Risk Factors,” as well as all of the other information in this prospectus supplement. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition.

Please see “Risk Factors” and other information included in this prospectus supplement for a discussion of these and other challenges, risks and uncertainties that we face.

THE OFFERING

Issuer	Powerbridge Technologies Co., Ltd., an exempted company incorporated under the laws of Cayman Islands.

Securities Offered	Up to an aggregate offering price of US$15,000,000 of our Ordinary Shares that we may sell to the Investor from time to time at our sole discretion over the Commitment Period, plus the commitment shares issued to the Investor as consideration for its commitment to Purchase Notice Shares under the Purchase Agreement.

Purchaser	White Lion Capital LLC

Purchase Price	The purchase price per share of our Ordinary Shares will be based on 97% of the lowest daily volume-weighted average price of our Ordinary Shares during a valuation period, which is three (3) business days commencing on and including the date of Purchase Notice.

Shares of Ordinary Shares outstanding before this offering	117,609,205

Manner of offering	Issuance to the Investor up to an aggregate offering price of US$15,000,000 to the Investor from time to time, including the Commitment Shares as consideration for entering into the Purchase Agreement, subject to certain minimum stock price requirements, and other limitations. See “Description of Securities We Are Offering”

Use of Proceeds	We anticipate to use the net proceeds of this offering primarily for the general corporate purposes and working capital. See “Use of Proceeds” on Page S-20 of this prospectus supplement.

Transfer agent and registrar	Transhare Corp.

Placement Agent	MM Global Securities

Listing	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “PBTS.”

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and in the other documents incorporated by reference into this prospectus supplement.

NASDAQ Capital Market Symbol	PBTS

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should carefully consider the risk factors incorporated by reference to our annual report on Form 20-F for the fiscal year ended December 31,2021 and the other information contained in this prospectus supplement and accompanying prospectus, as updated by our subsequent filings under the Exchange Act. If any of the following events actually occurs, our business, operating results, prospects, or financial condition could be materially and adversely affected. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to This Offering

Sales of our Ordinary Shares to the Investor may cause substantial dilution to our existing stockholders and the sale of the shares of our Ordinary Shares acquired by the Investor could cause the price of our Ordinary Shares to decline.

This prospectus supplement relates to the offering of our Ordinary Shares with an aggregate offering price of up to US$15,000,000 that we may issue and sell to the Investor from time to time pursuant to the Purchase Agreement subject to certain minimum stock price requirements, and other limitations. It is anticipated that the shares offered to the Investor in this offering will be sold from time to time during a certain commitment period as defined in the Purchase Agreement. The number of shares ultimately offered for sale to the Investor under this prospectus supplement is dependent upon the number of shares we elect to sell to the Investor under the Purchase Agreement. Depending upon market liquidity at the time, sales of shares of our Ordinary Shares under the Purchase Agreement may cause the trading price of our Ordinary Shares to decline.

The Investor may ultimately purchase all, some or none of the Purchase Notice Shares as defined in the Purchase Agreement. After the Investor has acquired shares under the Purchase Agreement, it may sell all, some or none of those shares. Sales to the Investor by us pursuant to the Purchase Agreement under this prospectus supplement may result in substantial dilution to the interests of other holders of our Ordinary Shares. The sale of a substantial number of shares of our Ordinary Shares to the Investor in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to the Investor.

The maximum amount of shares to be sold under each purchase notice shall be determined by the lesser of (i) 30% of the average daily trading volume during the five (5) trading days immediately prior to the delivery of the Purchase Notice as reported by Bloomberg, or (ii) US$1,500,000 divided by the highest closing price of our Ordinary Shares during the five (5) trading days immediately prior to the delivery of the Purchase Notice. The initial investment limit of the Investor’s committed obligation to purchase under each purchase notice shall not exceed US$1,500,000 (the “Investment Limit”), unless waived by the Investor. The extent to which we rely on the Investor as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. The aggregate number of shares that we can sell to the Investor under the Purchase Agreement (the “Exchange Cap”) may in no case exceed 4.9% of the Ordinary Shares outstanding on the date of the Purchase Agreement, including the Commitment Shares.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our Ordinary Shares or other securities convertible into or exchangeable for shares of our Ordinary Shares. We cannot assure you that we will be able to sell shares of our Ordinary Shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares in future transactions may be higher or lower than the price per share in this offering.

Securities analysts may not cover our Ordinary Shares and this may have a negative impact on the market price of our common stock.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our common stock would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our common stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

Risks Related to our Business and Industry

The Company’s business operations could be adversely affected by the continued outbreak of COVID-19.

The Company’s business operations could continue to be adversely affected by the recent outbreak of respiratory illness caused by a novel coronavirus known as COVID-19. The Company’s corporate headquarter is located in Zhuhai, China with operation offices located in Wuhan, Changsha, Nanning and Hangzhou, where any outbreak of contagious diseases and other adverse public health developments could be materially adverse on the Company’s business operations. In response to the highly contagious and sometimes fatal coronavirus inflicting thousands of people in China, the local government imposed travel restrictions and quarantines order to help control the spread of COVID-19 in February 2020. During 2021, the situation in China appeared to be on a path of slow recovery from the impact and compared with 2020, the adverse impact of COVID-19 on our operations was alleviated. However, due to recent outbreaks in various cities in China, there is still uncertainty as to the future progress of the disease.

The Company primarily engages in providing software application and technology solutions and services to corporate and government customers primarily located in China. Our customers are corporate and government organizations engaged in global trade, including import and export companies, manufacturers and logistics providers engaged in international trade, as well as customs, ports, terminals, and other government agencies that oversee the flow of goods and services across borders. The global outbreak of COVID-19 has significantly and adversely impacted our business operations. During 2021 and 2022, restrictions on movement within China still took place as there were still intermittent regional outbreaks of COVID-19. Given that the COVID-19 had been developed into a higher level of infectivity and lower level of lethality, the intermittent outbreaks of COVID-19 in the surrounding areas still posed negative effect on our business activities and forced us to postpone intercity in-person business meetings. We might fail to stick with the original timelines of certain on-premise projects. We also experienced a slowdown in our regular business activities, as a result of remote working requirements and travel restrictions. Any potential impact to the Company’s results will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by governmental authorities and other entities to contain the COVID-19 or treat its impact, almost all of which are beyond the Company’s control.

Risks Relating to Doing Business in the PRC

Our business involves the collection, storage, processing and transmission of a large amount of data, and we are required to comply with PRC and international laws relating to data privacy and cyber security. The improper use or disclosure of data could have a material and adverse effect on our business and prospects.

Our business collects, storages, processes and transmits a large quantity of our customers’ business data. We face risks inherent in handling and protecting large volume of data. In particular, we face a number of challenges relating to unauthorized disclosure, destruction or modification of data, through cybersecurity breaches, computer viruses.

The PRC regulatory and enforcement regime with regard to data security and data protection is evolving. We may be required by Chinese governmental authorities to share personal information and data that we collect to comply with PRC laws relating to cybersecurity. All these laws and regulations may result in additional expenses to us and subject us to negative publicity which could harm our reputation and negatively affect the trading price of the Securities. There are also uncertainties with respect to how these laws will be implemented in practice. PRC regulators have been increasingly focused on regulation in the areas of data security and data protection. For example, in October 2020, the Standing Committee of the National People’s Congress of China released a draft personal information protection law, or the Draft PI Protection Law, for public comment. The Draft PI Protection Law provides for various requirements on personal information protection, including legal bases for data collection and processing, requirements on data localization and cross-border data transfer, requirements for consent and requirements on processing of sensitive personal information. As the Draft PI Protection Law remains subject to change, we may be required to make further adjustments to our business practices to comply with the enacted form of the law.

Moreover, different regulatory bodies in China, including the Ministry of Industry and Information Technology, or the MIIT, the Cyberspace Administration of China, or CAC, the Ministry of Public Security and the SAMR, have enforced data privacy and protections laws and regulations with various standards and applications. These various standards in enforcing data privacy and protection laws may create difficulties in ensuring full compliance and increase our operating cost, as we need to spend time and resources to deal with various inspections for compliance.

Cybersecurity and Data Security

PRC authorities have promulgated a number of laws and regulations relating to cybersecurity and data security in the past year. In June 2021, the Standing Committee of the National People’s Congress or the NPC promulgated the Data Security Law, which took effect on September 1, 2021. In July 2021, the state council promulgated the Regulations on the Protection of Critical Information Infrastructure, which became effective on September 1, 2021. In December 2021, the CAC, together with other authorities, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. These laws and regulations impose cybersecurity review obligations on critical information infrastructure operators and network platform operators. Under the Regulations on the Protection of Critical Information Infrastructure, “critical information infrastructure” is defined as those network facilities or information systems that may endanger national security, people’s livelihoods and the public interest if such facilities or systems were to experience data breaches, damage, or system malfunctions. In particular, the network facilities or information systems used in certain critical industries or sectors (such as telecommunications, energy, transportation, finance, public services and national defense) are considered critical information infrastructure. Critical information infrastructure operators, as determined and notified by the applicable governing authorities, are required to undergo cybersecurity reviews if they procure network products and services which could affect the security of their information infrastructure, network or data.

In addition to the currently effective laws and regulations described above, PRC authorities may adopt additional laws and regulations in the future that further heighten the regulation of data security. For example, in November 2021, the CAC released a consultation draft of the Regulations on Network Data Security Management, or the Draft Network Data Security Regulations, for public comment. These regulations create cybersecurity review obligations for data processors, which are broadly defined as individuals or organizations that have discretion in deciding the objectives and means of their data processing activities, such as data collection, storage, utilization, transmission, publication and deletion. In particular, pursuant to the Draft Network Data Security Regulations, a data processor must apply for cybersecurity review if, among others, it (i) seeks a public offering on a foreign stock exchange and processes the data of more than one million users, (ii) it seeks a Hong Kong listing that affects or may affect national security, or (iii) otherwise conducts data processing activities that affect or may affect national security. However, as of the date of this prospectus supplement, there have been no clarifications from the relevant authorities as to the standards for determining whether an activity is one that “affects or may affect national security.” In addition to the foregoing cybersecurity review obligations, the Draft Network Data Security Regulations also proposed to create a system of annual data security self-assessments, whereby data processors that (i) process “important data” or (ii) are listed overseas must conduct an annual data security assessment, and submit the annual assessment report to the applicable municipal cybersecurity department by the end of January in the following year.

Personal Data and Privacy

The Anti-monopoly Guidelines for the Platform Economy Sector published by the Anti-monopoly Committee of the State Council, effective February 7, 2021, prohibit collection of user information through coercive means by online platforms operators.

In August 2021, the Standing Committee of the NPC promulgated the Personal Information Protection Law, which unified a number of hitherto separate rules with respect to personal information rights and privacy protection, and took effect on November 1, 2021. The Personal Information Protection Law strengthened the protection of personal information. As a general principle, the processing of personal data must be directly related to a specific and reasonable purpose and the related collection of personal information must be tailored to what is necessary to meet that purpose. The Personal Information Protection Law also created a number of specific requirements for the processing of personal data. For example, the law prohibits any person that processes personal data from engaging in price discrimination or otherwise applying unreasonable differential treatment to individuals based on automated analysis of collected personal information. To meet the latest regulatory requirements of the PRC authorities, we adopt technical measures to protect data and ensure that we systematically protect personal information rights. However, many of the specific requirements of the Personal Information Protection Law remain to be clarified by the CAC, other regulatory authorities, and courts in practice.

In addition, we may need to comply with increasingly complex and rigorous regulatory standards enacted to protect business and personal data in the U.S., Europe and elsewhere. For example, the European Union adopted the General Data Protection Regulation, or the GDPR, which became effective on May 25, 2018. The GDPR imposes additional obligations on companies regarding the handling of personal data and provides certain individual privacy rights to persons whose data is stored. Compliance with existing, proposed and recently enacted laws (including implementation of the privacy and process enhancements called for under GDPR) and regulations can be costly; any failure to comply with these regulatory standards could subject us to legal and reputational risks.

Although our current encryption of data and other protective measures are in place, we cannot assure that the procedures and controls that we employ will be sufficient to prevent security breaches from occurring and we could be subject to manipulation or improper use of our systems and networks or financial losses from remedial actions, any of which could have a material adverse effect on our business, financial condition and results of operations. Failure to protect customers’ data, or any restriction on or liability as a result of, our use of data, could have a material adverse effect on our business.

Uncertainties with respect to the PRC legal system and changes in laws, regulations and policies in China could materially and adversely affect us.

We conduct our business primarily through our subsidiaries in China. PRC laws and regulations govern our operations in China. Our subsidiaries are generally subject to laws and regulations applicable to foreign investments in China, which may not sufficiently cover all of the aspects of our economic activities in China. In addition, the implementation of laws and regulations may be in part based on government policies and internal rules that are subject to the interpretation and discretion of different government agencies (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not always be aware of any potential violation of these policies and rules. Such unpredictability regarding our contractual, property and procedural rights could adversely affect our business and impede our ability to continue our operations. Furthermore, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties could materially and adversely affect our business and results of operations.

In January 2015, the Ministry of Commerce, or MOFCOM, published a discussion draft of the proposed Foreign Investment Law, or the 2015 Draft Foreign Investment Law. The National People’s Congress published another discussion draft of the Foreign Investment Law and its amendment, or the 2018 Draft Foreign Investment Law, on December 2018 and January 2019 respectively. On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which has come into effect since January 1, 2020, or the 2019 Foreign Investment Law. Among other things, the 2015 Draft Foreign Investment Law expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company should be treated as a foreign invested enterprise, or FIE. Once an entity falls within the definition of FIE, it may be subject to foreign investment “restrictions” or “prohibitions” set forth in a “negative list” to be separately issued by the State Council. If an FIE proposes to conduct business in an industry subject to foreign investment “restrictions” in the “negative list,” the FIE must go through a pre-approval process. The 2019 Foreign Investment Law have revised the definition of “foreign investment” and removed all references to the definitions of “actual control” or “variable interest entity structure” under the 2015 Draft Foreign Investment Law, and have further specified that all “foreign investments” shall be conducted pursuant to the negative list issued or approved to be issued by the State Council.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies. As of the date of this prospectus supplement, we have not received any inquiry, notice, warning, or sanctions from PRC government authorities in connection with the Opinions.

As such, the Company’s business segment may be subject to various government and regulatory interference in the provinces in which they operate. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although we are currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

On December 24, 2021, the CSRC, together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively, the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

As of the date of this prospectus supplement, we have not received any inquiry or notice or any objection to this offering from the CSRC, the CAC or any other PRC governmental authorities that have jurisdiction over our operations. However, given the current regulatory environment in the PRC, there remains uncertainty regarding the interpretation and enforcement of PRC laws, which can change quickly with little advance notice subject to any future actions of the PRC authorities.

We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC or other PRC authorities, as well as regarding any annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we are not able to guarantee that we will obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and offerings relating to our securities.

 The PRC government’s significant oversight and discretion over our business operations could result in a material change in our operations and the value of our securities. The PRC government’s authority in regulating our operations, our overseas offerings of securities and foreign investment in us could limit our ability or prevent us from conducting future offerings of securities to investors, which may cause the value of our securities to significantly decline.

We conduct our business primarily in China. Our operations in China are governed by PRC laws and regulations. The PRC government has significant oversight and discretion over our business operations. The PRC government has released regulations and policies that have significantly impacted various industries in general and specific operators within such industries, and may in the future release new regulations or policies that could intervene in or influence our operations or the industry sectors in which we operate. The PRC government may also require us to obtain new permits or approvals to continue our operations or further offer our securities to investors. If we fail to comply with these regulations, policies or requirements, it could result in a material change in our operations or the value of our securities. Therefore, investors of our company and our business face uncertainty from potential actions taken by regulators that may affect our business.

The approval of, or report and fillings with the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing and report process.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and our offshore offerings may ultimately require approval of the CSRC. If the CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval if obtained by us, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As a follow-up, on December 24, 2021, the CSRC issued a draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies, and a draft of Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for public comments. These draft measures propose to establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, an overseas offering and listing by a PRC company, whether directly or indirectly, an initial or follow-on offering, must be filed with the CSRC. The examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be deemed as a PRC company’s indirect overseas offering and listing if the issuer meets the following conditions: (i) any of the operating income, gross profit, total assets, or net assets of the PRC enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (ii) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, and the principal place of business is in the PRC or carried out in the PRC. The issuer or its affiliated PRC entity, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offing activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application, and submit the filing with respect to its follow-on offering within three business days after the completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant PRC companies, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. Theses draft measures also set forth certain regulatory red lines for overseas offerings and listings by PRC enterprises. On April 2, 2022, the CSRC promulgated Provisions on Strengthening the Confidentiality and Archives Administration of Overseas Securities Issuance and Listing by Domestic Enterprises (Draft for Comments), according to which, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, documents and materials that contain state secrets or government work secrets, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. A domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, other documents and materials that, if divulged, will jeopardize national security or public interest, shall strictly fulfil relevant procedures stipulated by applicable national regulations.

There are substantial uncertainties as to whether these draft measures to regulate direct or indirect overseas offering and listing would be further amended, revised or updated, their enactment timetable and final content. As the CSRC may formulate and publish guidelines for filings in the future, the draft of Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for public comments does not provide for detailed requirements of the substance and form of the filing documents. In a Q&A released on its official website, the respondent CSRC official indicated that the proposed new filing requirement will start with new companies and the existing companies seeking to carry out activities like follow-on financing. As for the filings for the existing companies, the regulator will grant adequate transition period and apply separate arrangements. The Q&A also addressed the contractual arrangements and pointed out that if relevant domestic laws and regulations have been observed, companies with compliant VIE structure may seek overseas listing after completion of the CSRC filings. Nevertheless, it does not specify what qualify as compliant VIE structures and what relevant domestic laws and regulations are required to be complied with. The draft Provisions on Strengthening the Confidentiality and Archives Administration of Overseas Securities Issuance and Listing by Domestic Enterprises does not provide for a clear scope of government work secrets or the documents and materials that, if divulged, will jeopardize national security or public interest, and the PRC government authorities may have wide discretion in the interpretation and enforcement of the applicable laws. Given the substantial uncertainties surrounding the latest CSRC filing requirements at this stage, we cannot assure you that we will be able to complete the filings and fully comply with the relevant new rules on a timely basis, if at all.

On December 27, 2021, the National Development and Reform Commission of the PRC, or the NDRC and the MOFCOM, jointly issued the Negative List (2021), which became effective on January 1, 2022. Pursuant to the Negative List (2021), if a domestic company engaging in the prohibited business stipulated in the Negative List (2021) seeks an overseas offering and listing, it shall obtain the approval from the competent governmental authorities. Besides, the foreign investors of the company shall not be involved in the company’s operation and management, and their shareholding percentages shall be subject, mutatis mutandis, to the relevant regulations on the domestic securities investments by foreign investors. At a press conference held on January 18, 2022, the NDRC clarified that the requirement as mentioned above would only apply to domestic company’s direct overseas offerings; as for the domestic company to list overseas indirectly, the CSRC is seeking public comments on the relevant regulations. As the Negative List (2021) is relatively new, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent listed companies like us will be subject to these new requirements. If we are required to comply with these requirements and fail to do so on a timely basis, if at all, our business operation, financial conditions and business prospect may be adversely and materially affected.

In addition, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the enacted versions of the draft measures, regulations and provisions described above, are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, or a rescission of any such approval or filing if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or filing or other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

Various legislative and regulatory developments related to U.S.-listed China-based companies due to lack of PCAOB inspection and other developments may have a material adverse impact on our listing and trading in the U.S. and the trading prices of our share.

The Holding Foreign Companies Accountable Act or HFCAA was enacted on December 18, 2020, pursuant to which if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC would prohibit our shares or securities from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. In particular, pursuant to the SEC’s final amendments implementing the disclosure and submission requirements of the HFCAA announced on December 2, 2021, starting from fiscal years after December 18, 2020, the SEC would identify an issuer as a “Commission Identified Issuer” if the issuer filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined that it would be unable to inspect or investigate completely. The SEC would then impose a trading prohibition on an issuer if it identified the issuer as a Commission-Identified Issuer for three consecutive years. On December 16, 2021, the PCAOB has also issued a report to notify the SEC that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) which would reduce the number of consecutive non- inspection years required for triggering the prohibitions under the HFCAA from three years to two. On February 4, 2022, the U.S. House of Representatives passed a bill which contained, among other things, an identical provision. If this provision is enacted into law and the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA is reduced from three years to two, then our shares and the Ordinary Shares could be prohibited from trading in the United States in 2023.

In addition, the full implication of the regulatory enforcement actions under HFCAA remains uncertain as more stringent requirements may be implemented. On March 24, 2021, the SEC adopted interim final rules to implement certain disclosure and documentation requirements under the HFCAA, including additional disclosures under Section 3 of the HFCAA that requires disclosure of the shares of the issuer owned by government entities in the jurisdiction in which the issuer is incorporated or otherwise organized (other than the U.S) and members of the Board who are officials of the Chinese Communist Party. The SEC has been assessing how to implement other requirements under the HFCAA, and as part of the effort, the SEC proposed a framework on May 13, 2021, for the PCAOB to determine if it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. In addition, on June 22, 2021, the U.S. Senate passed a bill to shorten the three-consecutive-year compliance period under the Holding Foreign Companies Accountable Act to two consecutive years. Similarly, on March 28, 2022, the U.S. Senate passed the United States Innovation and Competition Act of 2021, which reemphasized the compliance requirements of the PCAOB’s annual review on the auditing reports of Chinese companies. The enactment of HFCAA and any additional rulemaking efforts to increase U.S. regulatory access to audit information in China could cause investor uncertainty for affected SEC registrants, including us, the market price of our shares could be materially adversely affected, and our shares could be delisted if we are unable to meet the PCAOB inspection requirement in time.

Our auditor, Audit OneStop Assurance PAC, is a firm registered with the Public Company Accounting Oversight Board (United States), or the PCAOB. Pursuant to laws in the United States, the PCAOB has authority to conduct regular inspections over independent registered public accounting firms registered with the PCAOB to assess their compliance with the applicable professional standards. Our audit work was carried out by OneStop Assurance PAC with the collaboration a China based CPA firm. According to Article 177 of the PRC Securities Law (last amended in March 2020), no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities in China. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. Therefore, the audit working papers of our financial statements may not be fully inspected by the PCAOB without the approval of the PRC authorities. Our Ordinary Shares could still be delisted and prohibited from being traded over-the-counter under the HFCAA if PCAOB determines in the future that it is unable to fully inspect or investigate our auditor which has a presence in China.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus supplement based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

We are a company incorporated under the laws of the Cayman Islands, and we conduct our operations in China and our assets are located in China. In addition, most of our senior executive officers reside within China for a significant portion of the time. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

As a company incorporated in the Cayman Islands, we adopted certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market listing standards (the “Nasdaq Rules”); these practices may afford less protection to shareholders than they would enjoy if we complied fully with the relevant listing standards.

As a Cayman Islands company listed on the Nasdaq Capital Market, we are subject to the Nasdaq Rules. However, the Nasdaq Rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq Rules. We currently follow home country practice in lieu of the requirements under the Nasdaq Rules with respect to certain corporate governance standards. For example, based on home country practice, we are not required to seek shareholder approval for issuance 20% or more of our outstanding ordinary shares or voting power in a private offering (as defined by the Nasdaq Rules). Accordingly, our shareholders may not be provided with the benefits of certain corporate governance requirements of the Nasdaq Rules.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

Any trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the offering price.

The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

REGULATIONS

For a summary of regulations related to our business, please see “Item 4. Information on the Company – B. Business Overview– Government Regulation Relating to Our Business” of our most recent annual report on Form 20-F. In additional, recently the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. This section sets forth a summary of the most significant rules and regulations that affect our Ordinary Shares and business activities in China.

Laws and regulations related to the protection of cyber security, data and privacy

The Cyber Security Law of the PRC, which was promulgated on November 7, 2016 and came into effect on June 1, 2017, requires that when constructing and operating a network, or providing services through a network, technical measures and other necessary measures shall be taken in accordance with laws, administrative regulations and the compulsory requirements set forth in national standards to ensure the secure and stable operation of the network, to effectively cope with cyber security events, to prevent criminal activities committed on the network, and to protect the integrity, confidentiality and availability of network data. The Cyber Security Law emphasizes that any individuals and organizations that use networks must not endanger network security or use networks to engage in unlawful activities such as those endangering national security, economic order and social order or infringing the reputation, privacy, intellectual property rights and other lawful rights and interests of others. The Cyber Security Law has also reaffirmed certain basic principles and requirements on personal information protection previously specified in other existing laws and regulations. Any violation of the provisions and requirements under the Cyber Security Law may subject an internet service provider to rectifications, warnings, fines, confiscation of illegal gains, revocation of licenses, cancellation of qualifications, closedown of websites or even criminal liabilities.

The Data Security Law of the PRC was passed by the Standing Committee of the 13th NPC at the 29th Session on June 10, 2021, and came into effect on September 1, 2021. The Data Security Law requires the data processor to establish and improve a whole-process data security management system, organize data security education and training, and take corresponding technical measures and other necessary measures to safeguard data security. In conducting data processing activities by using the Internet or any other information network, the data processor shall perform the above data security protection obligations on the basis of the hierarchical cybersecurity protection system. Any violation of the provisions and requirements under the Data Security Law may subject a data processor to rectifications, warnings, fines, suspension of the related business, revocation of licenses or even criminal liabilities.

The Personal Information Protection Law of the PRC was passed by the Standing Committee of the 13th NPC at the 30th Session on August 20, 2021, and has come into effect on November 1, 2021. The Personal Information Protection Law reiterates the circumstances under which a personal information processor could process personal information and the requirements for such circumstances, such as when (i) the individual’s consent has been obtained; (ii) the processing is necessary for the conclusion or performance of a contract to which the individual is a party; (iii) the processing is necessary to fulfill statutory duties and statutory obligations; (iv) the processing is necessary to respond to public health emergencies or protect natural persons’ life, health and property safety under emergency circumstances; (v) the personal information that has been made public is processed within a reasonable scope in accordance with this Law; (vi) personal information is processed within a reasonable scope to conduct news reporting, public opinion-based supervision, and other activities in the public interest; or (vii) under any other circumstance as provided by any law or regulation. It also stipulates the obligations of a personal information processor. Any violation of the provisions and requirements under the Personal Information Protection Law may subject a personal information processor to rectifications, warnings, fines, suspension of the related business, revocation of licenses, being entered into the relevant credit record or even criminal liabilities.

On December 28, 2021, thirteen PRC governmental and regulatory agencies, including the CAC, promulgated the Measures for Cyber Security Review, which came into effect on February 15, 2022. The Measures for Cyber Security Review specifies that the procurement of network products and services by operator of critical information infrastructure and the activities of data process carried out by Internet platform operator that raise or may raise “national security” concerns are subject to strict cyber security review by Office of Cyber Security Review established by the CAC. Before critical information infrastructure operator purchases internet products and services, it should assess the potential risk of national security that may be caused by the use of such products and services. If such use of products and services may give raise to national security concerns, it should apply for a cyber security review by the Cyber Security Review Office and a report of analysis of the potential effect on national security shall be submitted when the application is made. In addition, Internet platform operators that possess the personal data of over one million users must apply for a review by the Cyber Security Review Office, if they plan listing of companies in foreign countries. The CAC may voluntarily conduct cyber security review if any network products and services and activities of data process affects or may affect national security. The cyber security review focuses on the assessment of risk factors include (i) the risk of critical information infrastructure being illegally controlled, interfered or destroyed as a result of the use of the products or services; (ii) the continuous harm to the business of critical information infrastructure by the interruption of provision of products or services; (iii) the security, openness, transparency, diversity of sources, reliability of supply and potential supply interruptions of products and services due to political, diplomatic or international trade issues; (iv) whether the products and services provider comply with PRC laws and regulations; (v) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, illegally utilized or exited the country; (vi) regarding to listing, there are risks of critical information infrastructure, core data, important data or a large amount of personal information being influenced, controlled or maliciously used by foreign governments, as well as network information security risks; and (vii) other factors that may endanger the security of critical information infrastructure, cyber security and data security. It may take approximately 70 business days in maximum for the general cybersecurity review upon the delivery of their applications, which may be subject to extensions for a special review.

Regulations Relating to Anti-Monopoly

The currently effective Anti-Monopoly Law of PRC, or the Anti-Monopoly Law, was promulgated by Standing Committee of the National People’s Congress in 2007, and State Administration for Industry and Commerce or the SAMR has sought public comments on the Draft Amendment to the Anti-Monopoly Law, or the Draft for Comment, in January 2020. Pursuant to the Anti-Monopoly Law, the relevant operators of a concentration of undertakings which reaches the standard for declaration shall make an advance declaration to the anti-monopoly law enforcement authority under the State Council. On October 23, 2021, the Standing Committee of the National People’s Congress issued a second draft amendment to the amended Anti-Monopoly Law for public comments, which proposes to increase the fines for illegal concentration of business operators to “no more than ten percent of its preceding year’s sales revenue if the concentration of business operator has or may have an effect of excluding or limiting competition; or a fine of up to RMB5 million if the concentration of business operator does not have an effect of excluding or limiting competition.” The draft also proposes for the relevant authority to investigate transaction where there is evidence that the concentration has or may have the effect of eliminating or restricting competition, even if such concentration does not reach the filing threshold.

On February 7, 2021, the Anti-Monopoly Committee of the State Council promulgated the Anti-Monopoly Guidelines for the Internet Platform Economy Sector which stipulates that any concentration of undertakings involving variable interest entities (VIE) shall fall within the scope of anti- monopoly review. Furthermore, the Anti-Monopoly Guidelines for Internet Platforms prohibits certain monopolistic acts of internet platforms so as to protect market competition and safeguard interests of users and undertakings participating in internet platform economy, including without limitation, prohibiting platforms with dominant position from abusing their market dominance (such as discriminating customers in terms of pricing and other transactional conditions using big data and analytics, coercing counterparties into exclusivity arrangements, using technology means to block competitors’ interface, favorable positioning in search results of goods displays, using bundle services to sell services or products, compulsory collection of unnecessary user data). On August 17, 2021, the SAMR issued the Provisions on Prohibition of Unfair Competition on the Internet (Draft for Comments), which prohibits business operators from using data, algorithms and other technical means to commit traffic hijacking, interference, malicious incompatibility and other improprieties to influence user choices or hinder or damage the normal operation of network products or services offered by other business operators.

Regulations Relating to Securities

The revised Securities Law of the PRC, or the Securities law was passed by the 13th NPC on December 28, 2019 and took effect from March 1, 2020. The Securities Law further improves the investor protection and the information disclosure measures. According to the Securities law, the securities regulatory authority of the State Council, namely the CSRC, may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region, to implement cross-border supervision and administration. Moreover, the Securities law also provides that the offering and trading of securities outside the People’s Republic of China which disrupt the domestic market order of the People’s Republic of China and harm the legitimate rights and interests of domestic investors shall be dealt with pursuant to the relevant provisions of this Law, and legal liability shall be pursued.

M&A Regulation and Overseas Listings

On December 24, 2021, the State Council issued a draft Regulations of the State Council on the Administration of Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments), or the Draft Provisions, and the CSRC issued a draft Measures for the Record-Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), or the Draft Administration Measures, for public comments. Pursuant to these drafts, PRC domestic companies that seek to directly or indirectly offer and list their securities, including overseas, should file with the CSRC certain required documents. Among the other things, “directly overseas offering and listing by PRC domestic companies” are defined as overseas offering and listing of the securities of PRC companies limited by shares, and “indirectly overseas offering and listing by PRC domestic companies” are defined as overseas offering and listing of the securities of offshore-incorporated companies whose main business operations are in mainland China, based on their onshore equity, assets or similar interests.

Specifically, the examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be considered as an indirect overseas offering and listing by a domestic company if the issuer meets the following conditions: (i) the operating income, gross profit, total assets, or net assets of the domestic enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (ii) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, and the main place of business is in the PRC or carried out in the PRC.

According to the Draft Administration Measures, the issuer or its affiliated domestic company, as the case may be, should file with the CSRC for its initial public offering, follow-on offering, listing of securities in another overseas market, and other equivalent offing activities. Particularly, the issuer should submit the filing with respect to its initial public offering and listing or listing of securities in another overseas market within three business days after submitting the application documents for the foregoing transactions and the issuer should submit the filing with respect to its follow-on offering within three business days after completion of the follow-on offering. Besides, direct or indirect overseas listing of assets of PRC domestic companies by merger and acquisition, share swap, allocation, or other arrangements through one of a series of transactions are also subject to filing with the CSRC. Failure to comply with the filing requirements may result in fines to the relevant domestic companies, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. The Draft Administration Measures also sets forth certain regulatory red lines for overseas offerings and listings by domestic enterprises.

As of the date of this prospectus supplement, the Draft Provisions and the Draft Administration Measures were released for public comment only. There are uncertainties as to whether the Draft Provisions and the Draft Administration Measures would be further amended, revised or updated. Substantial uncertainties exist with respect to the enactment timetable and final content of the Draft Provisions and the Draft Administration Measures. As the CSRC may formulate and publish guidelines for filings in the future, the Draft Administration Measures does not provide for detailed requirements of the substance and form of the filing documents. In a Q&A released on its official website, the respondent CSRC official indicated that the proposed new filing requirement will start with new companies and the existing companies seeking to carry out activities like follow-on financing or listing of securities in another overseas market. As for the filings for the existing companies, the regulator will grant adequate transition period and apply separate arrangements. The Q&A also addressed the contractual arrangements and pointed out that if relevant domestic laws and regulations have been observed, companies with compliant variable interest entity structure may seek overseas listing after completion of the CSRC filings. Nevertheless, it does not specify what qualify as compliant variable interest entity structures and what relevant domestic laws and regulations are required to be complied with.

On December 27, 2021, the NDRC and the Ministry of Commerce, jointly issued the 2021 Negative List, which became effective on January 1, 2022. Pursuant to the 2021 Negative List, if a domestic company engaging in the prohibited business stipulated in the 2021 Negative List seeks an overseas offering and listing, it shall obtain the approval from the competent governmental authorities. Besides, the foreign investors of the company shall not be involved in the company’s operation and management, and their shareholding percentages shall be subject, mutatis mutandis, to the relevant regulations on the domestic securities investments by foreign investors. As the 2021 Negative List is relatively new, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent listed companies like us will be subject to these new requirements.

On April 2, 2022, the CSRC published the amended version of the Provisions on Strengthening the Confidentiality and Archives Administration Related to Overseas Issuance and Listing of Securities (Draft for Comments), or the Draft Amended Provisions on Confidentiality. According to the Draft Amended Provisions on Confidentiality, (i) domestic companies directly or indirectly listed overseas should obtain the approvals from the competent governmental authorities and file with secret administration authorities in advance, if such domestic companies intend to provide or disclose documents or files involving state secrets or government authorities’ secrets to securities companies, securities service providers or offshore regulators, and (ii) such domestic companies must comply with relevant rules and regulations and follow the applicable procedures in case of providing or disclosing documents or files, which may cause negative impacts to national interests or public interests in case of leakage, to securities companies, securities service providers or offshore regulators. Furthermore, the Draft Amended Provisions on Confidentiality provides that the oversea securities regulatory authorities and relevant competent authorities that intend to conduct investigations or inspections on domestic companies in relation to their overseas securities issuance and listing-related activities, will be subject to the cross-border regulatory cooperation mechanism, and the domestic companies involved should file reports to CSRC or competent authorities in advance before cooperating with such investigations or inspections. As of the date of this prospectus supplement, the Draft Amended Provisions on Confidentiality was released for public comment only. There are substantial uncertainties as to whether the Draft Amended Provisions on Confidentiality would be further amended, revised or updated.

Regulations Relating to Foreign Investment

Investment activities in China by foreign investors are principally governed by the Catalog of Industries for Encouraging Foreign Investment (the “Encouraged Industries Catalog”) and the Special Management Measures (Negative List) for the Access of Foreign Investment (the “Negative List”), which were promulgated and are amended from time to time by the MOFCOM and the NDRC, and together with the PRC Foreign Investment Law (the “FIL”), and their respective implementation rules and ancillary regulations. The Encouraged Industries Catalog and the Negative List lay out the basic framework for foreign investment in China, classifying businesses into three categories in terms of the level of participation permitted to foreign investment: “encouraged,” “restricted” and “prohibited.” Industries not listed in the Encouraged Industries Catalog are generally deemed as falling into a fourth category of “permitted” industries unless specifically restricted by other PRC laws.

On March 15, 2019, the NPC promulgated the FIL, which became effective on January 1, 2020 and replaced the main body of laws and regulations then governing foreign investment in China. Pursuant to the FIL, “foreign investments” refer to investment activities conducted by foreign investors directly or indirectly in China, which include any of the following circumstances: (1) foreign investors setting up foreign-invested enterprises in China solely or jointly with other investors, (2) foreign investors obtaining shares, equity interests, interests in property or other similar rights and interests of enterprises within China, (3) foreign investors investing in new projects in China solely or jointly with other investors, and (4) investment by other means as specified in laws, administrative regulations, or as stipulated by the State Council.

On December 27, 2020, MOFCOM and the NDRC released the Encouraged Industries Catalogue (2020 Version), which became effective on January 27, 2021, to replace the then existing Encouraged Industries Catalog. On December 27, 2021, MOFCOM and the NDRC released Negative List (2021 Version), which became effective on January 1, 2022, to replace the then existing Negative List. The Negative List (2021 Version) sets forth the industries in which foreign investments are restricted or prohibited. Industries that are not listed in the Negative List (2021 Version) are generally permitted to foreign investment unless otherwise specifically restricted by other PRC rules and regulations.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2021 presented on:

●	an actual basis; and

●

on an as adjusted basis to give effect to the offering of 11,627,907 Ordinary Shares estimated based on  the offering price equal to 97% of the closing price (or US$1.34 per Ordinary Share) of the Company’s Ordinary Shares on the Nasdaq Capital Market on September 7, 2022, with an aggregate gross offering price up to US$15,000,000 before deducting the estimated placement agent fee and offering expenses payable by us or net proceeds of US$13,800,000 after deducting the estimated placement agent fee and offering expenses payable by us.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and note included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2021
	Actual		As adjusted
	US$		US$
Shareholders’ Equity:
Ordinary Shares, par value US$ 0.00166667, 300,000,000 Ordinary Shares authorized, 56,794,773 shares issued and outstanding as of December 31, 2021		94,660		114,040
Additional paid-in capital		117,937,928		131,718,548
Accumulated deficit		(37,575,834)		(37,575,834)
Accumulated other comprehensive loss		2,698,884		2,698,884
Total Shareholders’ Equity		83,155,638		96,955,638
Total Capitalization	US$	83,155,638	US$	96,955,638

Note: Total capitalization equals the sum of offering the Purchase Notice Shares and total shareholders’ equity.

USE OF PROCEEDS

We may receive up to US$15,000,0000 in aggregate gross proceeds under the Purchase Agreement from sales of Purchase Notice Shares we may make to the Investor after the date of this prospectus supplement. We estimate that the net proceeds to us from the sale of the Purchase Notice Shares to the Investor pursuant to the Purchase Agreement will be approximately, but not exceeding, $15,000,000 over the commitment period, assuming that we sell the full amount of the Purchase Notice Shares that we have the right, but not the obligation, to sell to the Investor under the Purchase Agreement, and after the deduction of estimated fees and expenses. We may sell fewer than all of the Purchase Notice Shares offered by this prospectus supplement, in which case our net offering proceeds will be less. Because we are not obligated to sell any shares of our Ordinary Shares under the Purchase Agreement, the actual total offering amount and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will receive any proceeds under or fully utilize the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus supplement for more information.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement. Unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus supplement.

To the extent that the net proceeds we receive from this offering are not immediately applied for the above purposes, we plan to invest the net proceeds in bank deposits.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, and future prospects and other factors the board of directors may deem relevant.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Shares

A description of our ordinary shares can be found in our Registration Statement on Form F-1, as amended, under the Securities Act of 1933, as originally filed with the Commission on January 4, 2019 (Registration No. 333-229128) under the heading “Description of Securities” and as incorporated into the Company’s Form 8-A, filed with the SEC on March 27, 2019 which description is incorporated by reference herein. See “Incorporation of Certain Information by Reference.”

General

On September 1, 2022, we entered into the Purchase Agreement with the Investor, which provides that, upon the terms and subject to the conditions and limitations set forth therein, the Investor is committed to purchase our Ordinary Shares up to an aggregate offering price of US$15,000,000 (“Commitment Amount”) from time to time over the commitment period as defined in the Purchase Agreement. As consideration for entering into the Purchase Agreement, we agreed to issue commitment shares (“Commitment Shares”), which shall be equal to 1.5% of the Commitment Amount divided by the closing price of our Ordinary Shares on the business day prior to the issuance of the first purchase note, to the Investor.

We are filing this prospectus supplement with regard to the offering of our Ordinary Shares consisting of (i) the Commitment Shares, and (ii) our Ordinary Shares with an aggregate offering price of up to US$15,000,000.

Purchase of Shares under the Purchase Agreement

On any trading day selected by us, provided that (i) the purchase amount is not less than US$30,000, or (ii) the closing price of our Ordinary Shares upon the delivery of a purchase notice is greater than or equal to $0.20, we have the right, but not the obligation, to present the Investor with a purchase notice(“Purchase Notice”), to purchase up to an aggregate offering of the Commitment Amount of our Ordinary Shares. For each Purchase Notice, the maximum purchase amount shall not exceed US$1,500,000, and the maximum number of Ordinary Shares to be shall be determined by the lesser of (i) 30% of the average daily trading volume during the five (5) trading days immediately prior to the delivery of the Purchase Notice as reported by Bloomberg, or (ii) US$1,500,000 divided by the highest closing price of our Ordinary Shares during the five (5) trading days immediately prior to the delivery of the Purchase Notice (“Purchase Notice Limit”). Notwithstanding the foregoing, the Investor may waive the Purchase Notice Limit at any time to allow the Company to sell additional shares under a Purchase Notice.

A purchase notice shall be deemed delivered to the Investor on (i) the business day it is received by email by the Investor if such notice is received on or before 9:00 a.m. New York time, or (ii) the next business day if it is received by email by the Investor after 9:00 a.m. New York Time (the “Purchase Notice Date”). The closing date of each Purchase Notice will be the fourth (4th) business day from the Purchase Notice Date. Under the Purchaser Agreement, the Investor agree, among others, that it and its affiliate will not execute any short sales during the period from the date of the Purchase Agreement to the end of the Commitment Period. The purchase price per share to be paid by the Investor will be 97% of the lowest daily volume-weighted average price of our Ordinary Shares during a valuation period, which is three (3) consecutive business days commencing on and including the Purchase Notice Date. The number of Ordinary Shares referenced in each Purchase Notice shall be delivered to the Investor no later than 5:00 p.m., New York Time, on the trading day following the relevant Purchase Notice Date.

The aggregate number of Ordinary Shares that we can sell to the Investor under the Purchase Agreement may in no case result in the Investor beneficially holding more than 4.9% of our total number of Ordinary Shares outstanding immediately prior to the issuance of Ordinary Shares issuable under a Purchase Notice. The Investor has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement.

In the event that the purchase amount is less than US$30,000 or the purchase price is lower than US$0.20, the Investor is not obligated to purchase all Purchase Notice Shares referenced in applicable purchase notice.

There are no limitations on use of proceeds, financial or business covenants, restrictions on future financing, right of first refusal or participation rights in the Purchase Agreement.

Termination Rights

We may terminate this Purchase Agreement at any time only upon a material breach of the Purchase Agreement by written notice to the Investor. In addition, the Purchase Agreement shall automatically terminate on the earlier of (i) the end of the commitment period as defined in the Purchase Agreement; or (ii) the date that, pursuant to or within the meaning of any Bankruptcy Law, we commence a voluntary case or any person commences a proceeding against us, a custodian is appointed for us or for all or substantially all of our property or we make a general assignment for the benefit of our creditors.

No Short-Selling by the Investor

The Investor has agreed that neither it nor its representatives and affiliates engage in any direct or indirect short-Selling of our Ordinary Shares or hedging transaction prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Shareholders

The Purchase Agreement does not limit the ability of the Investor to sell any or all of the shares it currently owns or receives in this offering. It is anticipated that shares sold to the Investor in this offering will be sold to the Investor during the commitment period as defined in the Purchase Agreement. The subsequent resale by the Investor of our Ordinary Shares may cause the market price of our Ordinary Shares to decline or to be highly volatile. The Investor may ultimately purchase all, some or none of the Purchase Notice Shares remaining after the Commitment Shares under this prospectus supplement. The Investor may resell all, some or none of the Commitment Shares and any additional Purchase Notice Shares it acquires. Therefore, sales to the Investor by us pursuant to the Purchase Agreement and this prospectus supplement also may result in substantial dilution to the interests of other holders of our Ordinary Shares. However, we have the right to control the timing and amount of any sales of our shares to the Investor.

PLAN OF DISTRIBUTION

This prospectus supplement and the accompanying prospectus cover the offer and sale of our Ordinary Shares with an aggregate offering price up to US$15,000,000 that we may sell from time to time in our sole discretion to the Investor. In additional, we must issue commitment shares (as defined in the Purchase Agreement) to the Investor as a consideration for its commitment to purchase shares of our Ordinary Shares under the Purchase Agreement.

We estimate the Company’s total sales expenses for this offering, assuming that we sell the maximum offering amount of US$15,000,000, will be approximate US$1,200,000.

This offering will end on (i) the date that the US$15,000,000 of shares of Ordinary Shares offered by this prospectus supplement have been sold or (ii) May 31, 2024, whichever is the earlier, subject to the termination of the Purchase Agreement.

We are informed by White Lion Capital LLC that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes White Lion Capital LLC, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus supplement.

LEGAL MATTERS

We are being represented by King & Wood Mallesons with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman, our counsel as to Cayman Islands law.

EXPERTS

The financial statements of the Company as of December 31, 2021 and for the fiscal year ended December 31, 2021 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of Audit OneStop Assurance PAC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The office of Audit OneStop Assurance PAC is located at Singapore.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	The annual report on Form 20-F for the fiscal year ended December 31, 2021, filed on May 12, 2022;

●	The Form 6-K filed on September 9, 2022, September 2, 2022, August 26, 2022, August 1, 2022, July 29, 2022 and June 28, 2022

●	The registration statement and final prospectus for the Company’s initial public offering, filed on April 2, 2019; and

●	Our Registration Statement on Form 8-A, filed with the SEC on March 27, 2019, including any amendments or reports filed for the purpose of updating the description of our Ordinary Share therein.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

POWERBRIDGE TECHNOLOGIES CO., LTD.

Floor 9th, Building C2, No.29 LanWanZhiDao, Lanwan Lane,

Tangjia Bay, Xiangzhou District, Zhuhai, Guangdong, PRC

Tel: +86-756-339-5666

Copies of these filings are also available on our website at www.powerbridge.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.powerbridge.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our Ordinary Share in this offering.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in China. In addition, all of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Our counsel with respect to the laws of the Cayman Islands has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our counsel with respect to the laws of the Cayman Islands has further advised us that there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Our counsel with respect to the laws of the Cayman Islands has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION	DATED FEBRUARY 23, 2021

PROSPECTUS

POWERBRIDGE TECHNOLOGIES CO., LTD.

$200,000,000

Ordinary Share

Preferred share

Debt Securities

Warrants

Rights

Units

We may offer to the public from time to time in one or more series or issuances of our ordinary shares, par value $$0.00166667, debt securities, warrants to purchase our Ordinary Shares, debt securities consisting of debentures, notes or other evidences of indebtedness, units consisting of a combination of the foregoing securities, or any combination of these securities

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, see the section entitled “Plan of Distribution” on page 14.

Our Ordinary Share is currently listed on the Nasdaq Capital Market under the symbol “PBTS.” On February 22, 2021, the last reported sale price of our Ordinary Share on the Nasdaq Capital Market was $4.37 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement. This prospectus also describes the general manner in which the Shares may be offered and sold. If necessary, the specific manner in which the Shares may be offered and sold will be described in a supplement to this prospectus.

Investing in our Ordinary Share involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 5 and in the documents which are incorporated by reference herein before you invest in our securities.

Neither the Securities and Exchange Commission, Cayman Islands, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 23, 2021.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total amount of $200,000,000. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the Ordinary Share offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the securities may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of Ordinary Share pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “Powerbridge,” “Company,” “we,” “our” and “us” refer to Powerbridge Technologies Co., Ltd., a Cayman Islands exempted company.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement or amendment and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, the applicable prospectus supplement or any amendments thereto and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

iii

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” and other similar terms refer to Powerbridge Technologies Co., Ltd. and its consolidated subsidiaries.

Overview

We are a provider of software application and technology solutions and services to corporate and government customers primarily located in China. We introduced global trade software applications when we launched our operations in 1997 with a vision to make global trade operations easier for our customers. Since our inception, we have continued to innovate by developing technologies that enable us to successfully deliver a series of solutions and services that address the evolving and changing needs of our corporate and government customers. Our mission is to make global trade easier by empowering all players in the ecosystem.

With the rapid growth of advertisement and media industrial in recent years, we believe that there is a substantial market opportunity to operate an out-of-home digital display advertising and media technology platform in the Greater Bay Area of China. We also see the potential to further expand our business into such industry, which could be supported by the success of our own Big Data platforms/products. As a result, we started to implement our plan to build a network of digital display and operate an advertisement platform since October 2020 by using our Big Data platform and services.

 Our customers are corporate and government organizations engaged in global trade. Our corporate customers are import and export companies, manufacturers engaged in international trade, as well as logistics and other service providers. Our government customers include customs and other government agencies that oversee the flow of goods and services across borders, as well as government authorities and organizations that manage and operate free trade and bonded trade zones, ports and terminals, and other international trade facilities.

Global trade involves complicated and cumbersome processing, manual handling of voluminous documents, extended and complex cross-organization workflows as well as a great number of business and government players in the global trade ecosystem. Our customers are facing increasing challenges as the world’s trade ecosystems continue to grow in size and complexity. Costs associated with global trade, such as logistics performance, border control and international connectivity remain high. Potential savings from more collaborative and efficient trade processes could reduce the costs of global trade significantly. The need for greater efficiency and cost savings are driving the transformative shift for participants in global trade to become more connected and collaborative.

Our comprehensive and robust solutions and services include Powerbridge System Solutions and Powerbridge SaaS Services with more than 50 solutions and services deployable on premise and in the cloud. Leveraging our deep domain knowledge and strong industry experience, we provide a series of differentiated and robust solutions and services that address the mission critical needs of our corporate and government customers, enabling them to handle and simplify the complexities of global trade operations, logistics and compliance.

We provide Powerbridge System Solutions to our corporate and government customers engaged in global trade, including businesses and manufacturers across a broad range of industries, government agencies and regulatory authorities, as well as global trade logistics and other service providers. Powerbridge System Solutions enable our customers to streamline their trade operations, trade logistics and regulatory compliance, consisting of Trade Enterprise Solutions and Trade Compliance Solutions which have been in service since our first introduction twenty years ago and Import & Export Loan and Insurance Processing which have recently been introduced to a selected group of customers.

We began offering our Powerbridge SaaS Services (software-as-a-service) in 2016 and are continually developing and expanding our SaaS services that provide our corporate and government customers with significant benefits, including better use of resources, a lower cost of operations, easier document handling, faster processing time as well as higher logistics and compliance connectivity and efficiency. Powerbridge SaaS Services include Logistics Service Cloud and Trade Zone Operations Cloud which are in service, and Inward Processed Manufacturing Cloud, Cross-Border eCommerce Cloud and Import & Export Loan and Insurance Processing Service Cloud which are in development.

We have begun offering our cloud-based Powerbridge BaaS Services (blockchain-as-a-service) with designated use case for limited government customers since June 2019 and we have not generated any revenue from it.   We continue developing our BaaS Services for market commercialization. Blockchain technology is emerging as a major disruptive force across many industries including those involved in global trade. We believe that blockchain technology could allow our customers to conduct business in more synchronized and collaborative ways to substantially increase operational efficiency and reduce trade costs across the global trade supply chain. Powerbridge BaaS Service  includes Compliance Blockchain Services and Supply Chain Blockchain Services.

Our solutions and services are built from our multiple proprietary technology platforms which are developed based on industry leading open source infrastructure technologies. Our technology platforms include Powerbridge System Platform and Powerbridge SaaS Platform, which are designed for high-performance reliability, flexibility and scalability, allowing us to expand our solutions and services rapidly and efficiently to consistently address the needs of our corporate and government customers. Our Powerbridge BaaS Platform is in development and our BaaS services will be built on top of our Powerbridge Blockchain Platform that is designed to provide high scalability and performance characteristics, consisting of multiple technology engines that support the various business component models specific for trade transaction, trade logistics and regulatory compliance in global trade.

We intend to continue leveraging our industry expertise and product knowledge with the best use of emerging and disruptive technologies such as big data, artificial intelligence and Internet of Things to enhance our core technology capabilities and continually increase the scope of our solutions and services to our customers.

Expansion Into Out-Of-Home Advertising and Media

Since October 2020, we started to implement our plan to build a network of digital display such as LCD screens and operate an advertisement platform in Shenzhen initially, and then expand to the Greater Bay Area of China. We believe that there is a substantial market opportunity to operate an out-of-home digital display advertising and media technology platform in the Greater Bay Area of China. We will focus on display advertising in various high traffic advertising locations such as residential and office buildings, commercial parking garages, and elevators in residential and office buildings.

We closed on a $50 million Note financing on October 27, 2020, which is in addition to the $17.5 million raised on August 24, 2020 in a private placement of ordinary shares, par value $0.00166667. The funds raised are being used as prepayment for acquiring the right to operate and publish advertisements at certain advertising space, as an efficient way of accelerating the Company’s entrance into the out-of-home digital display advertising and media business.

On September 25, 2020, Shenzhen Honghao Internet Technology Co. Ltd. (“Honghao”), a wholly-owned subsidiary of the Company, entered into a leasing agreement (the “Original Leasing Agreement”) with Shenzhen Kezhi Technology Co., Ltd., a company incorporated under the PRC laws (“Kezhi”), pursuant to which, Kezhi agreed to transfer the right to operate and publish advertisements at certain advertising space it leases or controls in certain shopping centers in Shenzhen, Guangdong, to Honghao. No less than 75% of the advertising space as provided in the Original Leasing Agreement shall be delivered within 6 months and the remainder shall be delivered within 12 months following the date of the Original Leasing Agreement. The Original Leasing Agreement became effective on October 1, 2020 and shall expire on September 30, 2032.

Honghao agreed to pay an aggregate rent of RMB150 million (approximately $22 million) within 3 months of the date of the Original Leasing Agreement. Additionally, Honghao agreed to pay RMB10 million (approximately $1.67 million) as security deposit within 3 business days after the date of the Original Leasing Agreement. Kezhi agreed to pledge certain Hainan Huanghua pear furniture it owns and currently valued for RMB150 million (the “Collateral”) as guarantee for the rent payment made by Honghao pursuant to a separate guarantee agreement to be agreed upon by and between Honghao and Kezhi. The parties agreed the Collateral shall be pledged for the entire term of the lease and in the event the value of the Collateral is determined less than RMB150 million anytime during the term of the guaranty, Kezhi shall provide additional collateral within three months of such determination to make sure that aggregate value of the Collateral maintains at RMB150 million.

On November 20, 2020, Honghao and Kezhi entered into a supplemental agreement to the Leasing Agreement (the “Supplemental Agreement”, together with the Original Leasing Agreement, the “Leasing Agreement”), pursuant to which, Kezhi agreed to transfer the right to operate and publish advertisements at certain additional advertising space it leased or controls in several urban villages in Shenzhen, Guangdong, to Honghao.

Given that there was no transfer of the right to operate and publish advertisements between October 1, 2020, the effective date of the Original Leasing Agreement, and the date of the Supplemental Agreement, both parties agreed to change the effective date of the Original Leasing Agreement from October 1, 2020 to January 1, 2021, which shall expire on December 31, 2040.

Honghao and Kezhi also agreed to increase the rent from RMB150 million (approximately $22 million) to RMB 470 million (approximately $71 million) as consideration for all the advertising space, the payment of which shall be made within 3 months of the date of the Supplemental Agreement. Accordingly, Kezhi agreed to increase the value of the original collateral as provided in the Original Leasing Agreement from RMB150 million to RMB 470 million. Additionally, both parties agreed to change the original payment schedule of the security deposit in an amount of RMB10 million (approximately $1.67 million) as set forth in the Original Leasing Agreement from 3 business days after the date of the Original Leasing Agreement to 3 business days after the date of the Supplemental Agreement.

Additionally, the Supplemental Agreement provided the advertising space delivery schedule with at least 50% of the total advertising space to be delivered by December 31, 2021 and the remainder to be delivered by December 31, 2022 (the “Delivery Schedule”). In the event Kezhi fails to deliver the advertising space according to the Delivery Schedule, Honghao shall have the right to terminate the Leasing Agreement and have the rent returned in full as well as demand damages due to Kezhi’s default. Furthermore, both parties agreed that Honghao shall not be liable for any disputes, conflicts or lawsuits arising between Kezhi and any third party concerning the advertising space provided thereof (the “Third Party Disputes”). In the event Kezhi is unable to continue to perform all or part of its obligations under the Leasing Agreement due to third party disputes, Kezhi shall manage to locate similar replacement of advertising space for Honghao within one month. The parties also agreed on the parties’ obligations to seek regulatory approval to publish the advertisements, safe operation of the advertisement space, force majeure and other matters customary to lease agreement of such nature.

As of the date of this prospectus, we have not started the management of digital displays and have not generated any revenue under the outdoor advertising business. We plan to initiate our outdoor advertising business in the second quarter of 2021, and expect to manage a network of 30,000 digital displays such as LCD screens as well as operate an advertisement platform in Guangdong province, China. We are partnered with Kezhi, an advertising company in Shenzhen, to install and provide maintenance service for the digital displays while we will operate the advertisement system by using our big data platform. We expect to generate our revenue from the monthly advertisement fees charged to the advertisers. Supported by our big data platform, we are able to identify the most popular advertisements at a given time and location. With such analysis result, we can help our customers to identify the place and time which attract the most attention to their advertisements.

The following diagram illustrates our current corporate structure:

As of the date of this prospectus, Ningbo Powerbridge Pet Products Cross-border E-commerce Service Co., Ltd is dormant and has no operation.

Corporate Information

Our principal executive office is located at 1st Floor, Building D2, Southern Software Park, Tangjia Bay, Zhuhai, Guangdong 519080, China. Our telephone number is +86-756-339-5666. We maintain a website at www.powerbridge.com that contains information about our Company, though no information contained on our website is part of this prospectus.

RISK FACTORS

An investment in our Ordinary Share involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, as well as all of the information contained in this prospectus and the related exhibits, any prospectus supplement or amendments thereto, and the documents incorporated by reference herein or therein, before you decide to invest in our Ordinary Share. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our Ordinary Share could decline as a result of any of these risks. You could lose all or part of your investment in our Ordinary Share. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties that we have described are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

In addition to the risk factors referenced above, as described in our most recent annual report on Form 20-F, we want to disclose the additional risk factors below.

Risks Relating to Our Advertising and Media Business

We have a limited operating history in our advertising and media business, which may make it difficult for you to evaluate our business and prospects.

Since October 2020, we started to implement our plan to build a network of digital display such as LCD screens and operate an advertisement platform in Shenzhen initially, and then expand to the Greater Bay Area of China. On September 25, 2020, Shenzhen Honghao Internet Technology Co. Ltd. (“Honghao”), the wholly-owned subsidiary of the Company, entered into a leasing agreement (the “Original Leasing Agreement”) with Shenzhen Kezhi Technology Co., Ltd., a company incorporated under the PRC laws (“Kezhi”), pursuant to which, Kezhi agreed to transfer the right to operate and publish advertisements at certain advertising space it leases or controls in certain shopping centers in Shenzhen, Guangdong, to Honghao. On November 20, 2020, Honghao and Kezhi entered into a supplemental agreement to the Leasing Agreement (the “Supplemental Agreement”), pursuant to which, Kezhi agreed to transfer the right to operate and publish advertisements at certain additional advertising space it leased or controls in several urban villages in Shenzhen, Guangdong, to Honghao.

Accordingly, we have a very limited operating history for our current operations of our advertising and media business upon which you can evaluate the viability and sustainability of our business and its acceptance by advertisers and consumers. It is also difficult to evaluate the viability of our use of advertising displays and our use of advertising poster frames in residential complexes because we do not have sufficient experience to address the risks frequently encountered by early stage companies using new forms of advertising media and entering new and rapidly evolving markets. These circumstances may make it difficult for you to evaluate our business and future operation.

Advertising is particularly sensitive to changes in economic conditions and advertising trends.

Demand for advertising time slots and advertising frame space on our networks, and the resulting advertising spending by our clients, is particularly sensitive to changes in general economic conditions and advertising spending typically decreases during periods of economic downturn. Advertisers may reduce the money they spend to advertise on our networks for a number of reasons, including:

●	a general decline in economic conditions;

●	a decline in economic conditions in the particular cities where we conduct business;

●	a decision to shift advertising expenditures to other available advertising media; or

●	a decline in advertising spending in general.

A decrease in demand for advertising media in general and for our advertising services in particular would materially and adversely affect our ability to generate revenue from our advertising services, and our financial condition and results of operations.

Our operating results of our advertising and media business are difficult to predict and may fluctuate significantly from period to period in the future.

Our operating results of our advertising and media business are difficult to predict and may fluctuate significantly from period to period based on the seasonality of consumer spending and corresponding advertising trends in China. As a result, you may not be able to rely on period to period comparisons of our operating results as an indication of our future performance. Factors that are likely to cause our operating results to fluctuate include the seasonality of advertising spending in China, a deterioration of economic conditions in China and potential changes to the regulation of the advertising industries in China. If our revenues generated from our advertising and media business for a particular quarter are lower than we expect, we may be unable to reduce our operating expenses for that quarter by a corresponding amount, which would harm our overall operating results for that quarter relative to our operating results from other quarters.

The out-of-home advertising market is intensely competitive. In addition, we might face competitive pressure from well-established internet companies, marketing agencies and traditional media.

With the introduction of new technologies and the influx of new entrants, we expect competition to continue and intensify, which could harm our ability to increase revenue and attain or sustain profitability. We believe the principal competitive factors in this industry include:

●	ability to deliver return on marketing expenditure at scale;

●	customer trust;

●	geographic reach;

●	breadth and depth of cooperation with publishers, ad exchanges, ad networks and other participants in the online marketing ecosystem;

●	comprehensiveness of solutions and service offerings;

●	pricing structure and competitiveness;

●	cross-channel capabilities;

●	accessibility and user-friendliness of solutions; and

●	brand awareness.

In addition, independent online marketing technology platforms face competitive pressure from large and well-established internet companies which have established stronger and broader presence across the online marketing ecosystem and have significantly more financial, technical, marketing and other resources, more extensive client base, and longer operating histories and greater brand recognition than we do. These companies may also leverage their positions to make changes to their systems, platforms, exchanges, networks or other products or services that could be harmful to our business and results of operations. In addition, these large and well-established companies control content distribution channels and would directly compete with us should we vertically expand our business to own or operate content distribution channels in the future. Further, some of these companies are, or may also become, our content distribution channels and may enter into other types of strategic arrangements with us. We also face competition from marketing agencies, who may have their own relationships with content distribution channels and can directly connect marketers with such channels. Furthermore, we continue to compete with traditional media including direct marketing, television, radio, cable and print advertising companies.

New technologies and methods of online marketing present an evolving competitive challenge, as market participants upgrade or expand their service offerings to capture more marketing spend from marketers. In addition to existing competitors and their existing service offerings, we expect to face competition from new entrants to the online marketing technology industry and new service offerings from existing competitors. If existing or new companies develop, market or resell competitive high-value marketing technology solutions, acquire one of our competitors or strategic partners, form a strategic alliance or enter into exclusivity arrangement with one of our competitors or strategic partners, our ability to compete effectively could be significantly compromised and our business, results of operations and prospects could be materially and adversely affected.

If our advertising business do not achieve widespread market acceptance, our business, growth prospects and results of operations would be materially and adversely affected.

The market for out-of-home advertising is evolving in China and may not achieve or sustain high levels of demand and market acceptance as we expect because we may face competition from mobile and social media. While marketing via search engines or display channels has been established for several years, marketing via new digital channels such as mobile and social media is not as well established and under quick development. The future growth of our out-of-home advertising business could be constrained by our competitors in out-of-home digital display business and competitors from emerging online marketing channels and social media.

Expansion of our outdoor advertising business depends on a number of factors, including the growth of new digital advertising channels such as mobile and social media and the cost, as well as the performance and perceived value associated with online marketing technology solutions. If we do not achieve widespread acceptance, or there is a reduction in demand for out-of-home advertising caused by weakening economic conditions, decreases in corporate spending, technological challenges, data security or privacy concerns, governmental regulation, competing technologies and solutions or otherwise, our business, growth prospects and results of operations will be materially and adversely affected.

If our operating platforms are flawed or ineffective, or if our platform fails to otherwise function properly, our reputation and market share would be materially and adversely affected.

Our ability to attract marketers to, and build trust in, our platform is significantly dependent on our ability to interact with relevant marketing content. The data we collect may not be relevant to all industries, and for certain industries, we may not have sufficient user data to ensure that our platforms would work effectively. Furthermore, we generally do not verify the data we gather, which may be subject to fraud or are otherwise inaccurate. Even if such data are accurate, they may become irrelevant or outdated and thus may not reflect a user’s genuine interest or accurately predict his or her interaction with a given marketing message. For example, following the date we obtain the relevant data, a user’s interest and behavior pattern may change or he or she may have already completed a transaction and is no longer interested in the marketing message.

In addition, we expect to experience significant growth in the amount of data we process as we continue to develop new solutions and features to meet evolving and growing marketer demands. As the amount of data and variables we process increases, the calculations that our algorithms and data engines must process become increasingly complex and the likelihood of any defect or error increases. To the extent our operating platforms fail to accurately assess or predict a user’s interest in and interaction with, the relevant marketing content, or experience significant errors or defects, marketers may not achieve their marketing goals in a cost-effective manner or at all, which could make our platform less attractive to them, result in damages to our reputation and a decline of our market share and adversely affect our business and results of operations.

We plan to use big data platform to run and manage our out-of-home advertising digital displays. However, our ability to collect and use data from various sources could be restricted, and therefore, it may affect our management and operation of our out-of-home advertising digital displays.

We plan to use big data platform to run and manage our out-of-home advertising digital displays. With data collected by and analysis ran by big data platform, we may better identify the target audience of our out-of-home advertising digital displays. The optimal performance and analysis of our big data platform depends on the data that we collect from multiple sources, which we use to build user profiles, develop and refine preferences of our target audience. Our ability to collect and use these types of data is limited by a number of factors including:

●	decisions by marketers, content distribution channels, or selected third party that we may have data collaboration arrangement with, to restrict our ability to collect data from them, to refuse to implement mechanisms that we may request to ensure compliance with our legal obligations;

●	new developments in law, regulations and industry standards on privacy and data protection regimes, including increased visibility of consent mechanisms as a result of these legal, regulatory or industry developments;

●	the failure of our network or software systems, or the network or software systems of marketers;

●	our inability to grow client base in new industries and geographic markets in order to obtain the critical mass of data necessary for our algorithms and data engines to perform optimally in these new industries and geographies;

●	our relationship with our data partners or certain key data sources, including major internet companies in China, which may stop providing or be unable to provide us data on terms acceptable to us; and

●	interruptions, failures or defects in our data collection, mining, analysis and storage systems.

Any of the above described limitations on our ability to successfully collect and use data could materially impair the optimal performance of our big data platform as well as the efficiency of our solutions for our clients, which could make our platform less attractive to marketers and result in damages to our reputation, a decline of our market share and adversely affect our business and results of operations.

Our failure to maintain existing relationships or obtain new relationships with businesses that allow us to access to desirable locations and platforms on which we operate our network could harm or reverse our growth potential and our ability to increase our revenues.

Our ability to generate revenues from advertising sales depends largely upon our ability to provide large networks of flat-panel displays placed in desirable building, commercial and store locations, of advertising poster frames placed in residential complexes, to secure desirable locations of large outdoor LED digital billboards, throughout major urban areas in China. We also depend on the ability of our third-party location provider to secure desirable LED digital billboard locations for our outdoor LED network. This, in turn, requires that we develop and maintain business relationships with real estate developers, landlords, property managers, hypermarkets, retailers and other businesses and locations in which we rent space for our displays and digital billboards. Although our advertising space leasing agreements have terms of 19 years, we may not be able to maintain our relationships with them on satisfactory terms, or at all. If we fail to maintain our relationships with landlords and property managers, or if our leasing agreement is terminated or not renewed or if we fail to maintain our relationship with our location provider of LED billboard space, advertisers may find advertising on our networks unattractive and may not wish to purchase advertising time slots or advertising frame space on our networks, which would cause our revenues to decline and our business and prospects to deteriorate.

In accordance with PRC real estate laws and regulations, prior consent of landlords and property managers is required for any commercial use of the public areas or facilities of residential properties. With regard to our network of advertising poster frames and some of our LED screen placed in the elevators and public areas of residential complexes, we have entered/plan to enter into frame or display placement agreements with property managers and landlords. For those frame or display placement agreements entered into with property managers, we intend to obtain or urge property managers to obtain consents from landlords. However, if the landlords of a residential complex object to our placing advertising displays in the elevators and public areas of the complex, we may be required to remove our advertising displays from the complex and may be subject to fines. We may not be able to successfully expand our out-of-home advertising network into new regions or diversify our network into new advertising networks or media platforms, which could harm or reverse our growth potential and our ability to increase our revenues.

If we are unable to obtain or retain desirable placement locations for our outdoor digital displays on commercially advantageous terms or if the supply of desirable locations diminishes or ceases to expand, we could have difficulty in maintaining or expanding our network, our operating margins and earnings could decrease and our results of operations could be materially and adversely affected.

Our location costs, which include lease payments to landlords and property managers under our advertising space leasing agreement, maintenance and monitoring fees and other associated costs, could comprise a significant portion of our cost of revenues. We may also need to increase our expenditures on our advertising space leasing agreements to obtain new and desirable locations, to renew existing locations, and to secure favorable exclusivity and renewal terms. In addition, lessors of space for our outdoor digital displays may charge increasingly higher display location lease fees, or demand other compensation arrangements, such as profit sharing. If we are unable to pass increased location costs on to our advertising clients through rate increases, our operating margins and earnings could decrease and our results of operations could be materially and adversely affected.

In addition, in some developed cities of the Greater Bay Area of China, it may be difficult to increase the number of desirable locations in our network because most such locations have already been occupied either by us or by our competitors, or in the case of outdoor LED billboards, the placement of outdoor installments may be limited by municipal zoning and planning policies. In recently developing cities, the supply of desirable locations may be small and the pace of economic development and construction levels may not provide a steadily increasing supply of desirable commercial and residential locations. If, as a result of these possibilities, we are unable to increase the placement of our out-of-home digital displays into commercial and residential locations that advertisers find desirable, we may be unable to expand our client base, sell advertising time slots and poster frame space on our network or increase the rates we charge for time slots and poster frame space, which could decrease the value of our network to advertisers.

If we are unable to attract advertisers to advertise on our networks, we will be unable to maintain or increase our advertising fees and the demand for time on our networks, which could negatively affect our ability to grow revenues.

The amounts of fees we can charge advertisers for time slots on our out-of-home digital display advertising and media technology networks depend on the size and quality of our out-of-home digital display advertising and media technology networks and the demand by advertisers for advertising time on our out-of-home digital display advertising and media technology networks. Advertisers choose to advertise on our out-of-home digital display advertising and media technology networks in part based on the size of the networks and the desirability of the locations where we have placed our flat-panel displays and where we lease LED digital billboards as well as the quality of the services we offer. If we fail to maintain or increase the number of locations, displays and billboards in our networks, diversify advertising channels in our networks, or solidify our brand name and reputation as a quality provider of advertising services, advertisers may be unwilling to purchase time on our networks or to pay the levels of advertising fees we require to remain profitable.

In addition, the fees we can charge advertisers for frame space on our poster frame network depends on the quality of the locations in which we place advertising poster frames, demand by advertisers for frame space and the quality of our service. If we are unable to continue to secure the most desirable residential locations for deployment of our advertising poster frames, we may be unable to attract advertisers to purchase frame space on our poster frame network.

Our failure to attract advertisers to purchase time slots and frame space on our networks will reduce demand for time slots and frame space on our networks and the number of time slots and amount of frame space we are able to sell, which could necessitate lowering the fees we charge for advertising time on our network and could negatively affect our ability to increase revenues in the future.

Failure to manage our growth could strain our management, operational and other resources and we may not be able to achieve anticipated levels of growth in the new networks and media platforms we are beginning to operate, either of which could materially and adversely affect our business and growth potential.

We have been rapidly expanding, and plan to continue to rapidly expand, our advertising and media operations in China. We must continue to expand our advertising and media operations to meet the potential demands of advertisers for larger and more diverse network coverage and the demands of current and future landlords and property managers for installing and configuring outdoor digital displays in our existing and future commercial, store, residential and urban locations. This expansion has resulted, and will continue to result, in substantial demands on our management resources. To manage our growth, we must develop and improve our existing administrative and operational systems and, our financial and management controls and further expand, train and manage our work force. As we continue this effort, we may incur substantial costs and expend substantial resources in connection with any such expansion due to, among other things, different technology standards, and legal considerations. We may not be able to manage our operations effectively and efficiently or compete effectively in such markets. We cannot assure you that we will be able to efficiently or effectively manage the growth of our operations, recruit top talent and train our personnel. Any failure to efficiently manage our expansion may materially and adversely affect our business and future growth.

We may expand into new networks and new media platforms, however, the new advertising networks and media platforms we pursue in the future may not present the same opportunities for growth of outdoor digital displays as expected. Accordingly, we cannot assure you that the level of growth of our networks will not decline over time. Moreover, we expect the level of growth of our commercial location network to decrease as many of the more desirable locations have already been leased by us or our competitors.

If advertisers or the viewing public do not accept, or lose interest in, our out-of-home advertising network, our revenues may be negatively affected and our business may not expand or be successful.

We compete for advertising spending with many forms of more established advertising media. Our success depends on the acceptance of our out-of-home advertising network by advertisers and their continuing interest in these mediums as components of their advertising strategies. Our success also depends on the viewing public continuing to be receptive towards our advertising network. Advertisers may elect not to use our services if they believe that consumers are not receptive to our networks or that our networks do not provide sufficient value as effective advertising mediums. Likewise, if consumers find some element of our networks, such as the strong light from the billboard, to be disruptive or intrusive, advertisers may decide not to place advertisements on our advertising network and may deem our outdoor billboards as a less attractive advertising medium compared to other alternatives. In that event, advertisers may determine to reduce their spending on our advertising network. If a substantial number of advertisers lose interest in advertising on our advertising network for these or other reasons, we will be unable to generate sufficient revenues and cash flow to operate our business, and our advertising service revenue, liquidity and results of operations could be negatively affected.

We may need additional capital and we may not be able to obtain it, which could adversely affect our liquidity and financial position.

We believe that our current cash and cash equivalents and cash flow from operations will be sufficient to meet our anticipated cash needs including for working capital and capital expenditures, for the foreseeable future. We may, however, require additional cash resources due to changed business conditions or other future developments. If these sources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of convertible debt securities or additional equity securities, could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

●	investors’ perception of, and demand for, securities of alternative advertising media companies;

●	conditions of the U.S. and other capital markets in which we may seek to raise funds;

●	our future results of operations, financial condition and cash flows;

●	PRC governmental regulation of foreign investment in advertising services companies in China;

●	economic, political and other conditions in China; and

●	PRC governmental policies relating to foreign currency borrowings.

We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us could have a material adverse effect on our liquidity and financial condition.

If we are unable to adapt to changing advertising trends and the technology needs of advertisers and consumers, we will not be able to compete effectively and we will be unable to increase or maintain our revenues which may materially and adversely affect our business prospects and revenues.

The market for out-of-home advertising requires us to continuously identify new advertising trends and the technology needs of advertisers and consumers, which may require us to develop new features and enhancements for our advertising network. In the future, subject to relevant PRC laws and regulations, we may use other technology, such as cable or broadband networking, advanced audio technologies and high-definition panel technology. We may be required to incur development and acquisition costs in order to keep pace with new technology needs but we may not have the financial resources necessary to fund and implement future technological innovations or to replace obsolete technology. Furthermore, we may fail to respond to these changing technology needs. For example, if the use of wireless or broadband networking capabilities on our advertising network becomes a commercially viable alternative and meets all applicable PRC legal and regulatory requirements, and we fail to implement such changes on our commercial location network and in-store network or fail to do so in a timely manner, our competitors or future entrants into the market who do take advantage of such initiatives could gain a competitive advantage over us. If we cannot succeed in developing and introducing new features on a timely and cost-effective basis, advertiser demand for our advertising networks may decrease and we may not be able to compete effectively or attract advertising clients, which would have a material and adverse effect on our business prospects and revenues.

We may be subject to intellectual property infringement claims, which may force us to incur substantial legal expenses and, if determined adversely against us, may materially disrupt our business.

We cannot be certain that our advertising displays or other aspects of our business do not or will not infringe upon patents, copyrights or other intellectual property rights held by third parties. Although we are not aware of any such claims, we may become subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. If we are found to have violated the intellectual property rights of others, we may be enjoined from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives. In addition, we may incur substantial expenses in defending against these third party infringement claims, regardless of their merit. Successful infringement or licensing claims against us may result in substantial monetary liabilities, which may materially and adversely disrupt our business.

We face significant competition, and if we do not compete successfully against new and existing competitors, we may lose our market share, and our profitability may be adversely affected.

We compete with other advertising companies in China. We compete for advertising clients primarily on the basis of network size and coverage, location, price, the range of services that we offer and our brand name. We also face competition from other out-of-home television advertising network operators for access to the most desirable locations in cities in China. Individual buildings, hotels, restaurants and other commercial locations and hypermarket, supermarket and convenience store chains may also decide to independently, or through third-party technology providers, install and operate their own flat-panel television advertising screens.

Our out-of-home advertising network faces competition with similar networks operated by domestic out-of-home advertising companies, including but not limited to Shanghai Xicheng Cultural Dissemination Co., Ltd., Focus Media Information Technology, and iClick Interactive Asia Group Limited. We also compete for overall advertising spending with other alternative advertising media companies, such as Internet, wireless communications, street furniture, billboard, frame and public transport advertising companies, and with traditional advertising media, such as newspapers, television, magazines and radio.

In the future, we may also face competition from new entrants into the out-of-home television advertising sector. Our sector is characterized by relatively low fixed costs and, as is customary in the advertising industry. In addition, since December 10, 2005, wholly foreign-owned advertising companies are allowed to operate in China, which may expose us to increased competition from international advertising media companies attracted to opportunities in China.

Increased competition could reduce our operating margins and profitability and result in a loss of market share. Some of our existing and potential competitors may have competitive advantages, such as significantly greater financial, marketing or other resources, or exclusive arrangements with desirable locations, and others may successfully mimic and adopt our business model. Moreover, increased competition will provide advertisers with a wider range of media and advertising service alternatives, which could lead to lower prices and decreased revenues, gross margins and profits. We cannot assure you that we will be able to successfully compete against new or existing competitors.

We do not maintain any business liability disruption or litigation insurance coverage for our operations, and any business liability, disruption or litigation we experience might result in our incurring substantial costs and the diversion of resources.

While business disruption insurance is available to a limited extent in China, we have determined that the risks of disruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we do not have any business liability, disruption or litigation insurance coverage for our operations of advertising and media business in China. Any business disruption or litigation may result in our incurring substantial costs and the diversion of resources.

Any negative publicity with respect to us in general or our partners may materially and adversely affect our reputation, business and results of operations.

Complaints, litigation, regulatory actions or other negative publicity that arise about the advertising industry in general or our company in particular, including on the quality, effectiveness and reliability of privacy and security practices, and advertising content, even if inaccurate, could adversely affect our reputation and client confidence in, and the use of, our solutions. Harm to our reputation and client confidence can also arise for many other reasons, including employee misconduct, misconduct of our data and content distribution channel partners, data center providers or other counterparties, failure by these persons or entities to meet minimum quality standards or otherwise fulfill their contractual obligations or to comply with applicable laws and regulations. Additionally, negative publicity with respect to our data or content distribution channel partners could also affect our business and results of operation to the extent that we rely on these partners or if marketers or marketing agencies associate our company with such partners.

If we fail to promote or maintain our brand in a cost-efficient manner, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand in a cost-effective manner is critical to achieving widespread acceptance of our platforms, and is an important element in attracting new clients and partners. Furthermore, we believe that the importance of brand recognition will increase as competition in our market increases. Successful promotion of our brand will depend largely on our ability to deliver value propositions to marketers and on the effectiveness of our marketing efforts If we fail to successfully promote and maintain our brand, or incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new clients or retain our existing clients and our business and results of operations can be materially and adversely affected.

Risks Relating to Regulations of Our Adverting and Media Business

Our business operations may be affected by legislative or regulatory changes.

There are no existing PRC laws, rules or regulations that specifically define or regulate advertising on billboards. Moreover, we cannot assure you that any new laws, rules or regulations governing advertising on billboards, or out-of-home advertising generally, would not be burdensome to us or otherwise increase compliance and other costs or have a material adverse effect on our business and operations. We also cannot predict the timing and effects of any such new laws, rules or regulations. Changes in laws, rules and regulations governing advertising services, our business licenses or any other aspects of our business and operations may result in substantial additional costs as well as diversion of resources, and could have a material adverse effect on our financial condition, results of operations and prospects.

Adverse changes in the political and economic policies of the PRC government could significantly decrease the overall economic growth of the PRC, which could lead to a reduction in demand for our services and materially and adversely affect our business, financial conditions, results of operations and prospects.

Substantially all of our assets are located in the PRC and substantially all of our revenues are derived from our operations in the PRC. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

●	the level of government involvement;

●	the level of development;

●	the growth rate;

●	the control of foreign exchange; and

●	the allocation of resources.

While the PRC economy has experienced significant growth, growth has been uneven both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be materially and adversely effected by government control over capital investments or changes in tax regulations that are applicable to us. We cannot predict the future direction of political or economic reforms or the effects such measures may have on our business, financial position or results of operations. Any adverse change in the political or economic conditions in the PRC, including changes in the policies of the PRC government or in laws and regulations in the PRC, could have a material adverse effect on the overall economic growth of the PRC and in out-of-home advertising as well as the overall advertising industry. Such developments could lead to a reduction in demand for our services and materially and adversely affect our business, financial condition, results of operations and prospects.

We are subject to, and may expend significant resources in defending against, government actions and civil claims in connection with false, fraudulent, misleading or otherwise illegal marketing content for which we provide design, production or agency services.

Under PRC Advertising Law, where an advertising operator provides advertising design, production or agency services with respect to an advertisement when it knows or should have known that the advertisement is false, fraudulent, misleading or otherwise illegal, the competent PRC authority may confiscate the advertising operator’s advertising revenue from such services, impose penalties, order it to cease dissemination of such false, fraudulent, misleading or otherwise illegal advertisement or correct such advertisement, or suspend or revoke its business licenses under certain serious circumstances.

Under the PRC Advertising Law, “advertising operators” include any natural person, legal person or other organization that provides advertising design, production or agency services to advertisers for their advertising activities. Since our solutions involve provision of agency services to marketers, including helping them identify, engage and convert audience, and create content catering to their potential clients across different content distribution channels, we are deemed as an “advertising operator” under the PRC Advertising Law. Therefore, we are required to examine advertising content for which we provide agency services for compliance with applicable laws, notwithstanding the fact that the advertising content may have been previously published, and that the advertisers also bear liabilities for the content in their advertisements. In addition, for advertising content related to certain types of products and services, such as alcohol, cosmetics, pharmaceuticals and medical procedures, we are expected to confirm that the advertisers have obtained requisite government approvals, including operating qualifications, proof of quality inspection for the advertised products, government pre-approval of the content of the advertisements and filings with the local authorities. Although we have established internal policies to review and vet advertising content before it is placed on a content distribution channel to ensure compliance with applicable laws, we cannot ensure that each advertisement for which we provide agency services complies with all PRC laws and regulations relevant to advertising activities, that supporting documentation provided by our clients is authentic or complete, or that we are able to identify and rectify all non-compliances in a timely manner.

Moreover, civil claims may be filed against us for fraud, defamation, subversion, negligence, copyright or trademark infringement or other violations due to the nature and content of the information for which we provide design, production or agency services. For example, we generally represent and warrant in our contracts with content distribution channels as to the truthfulness of the advertising content that we place on these channels, and agree to indemnify the content distribution channels for any losses resulting from false, fraudulent, misleading or otherwise illegal advertising content that we place on these content distribution channels. On the other hand, not all our marketing campaign contracts contain a back-to-back representation and warranty as to the truthfulness of the advertising content or an indemnity provision where the clients undertake to hold us harmless in case we incur losses arising out of any false, fraudulent, misleading or otherwise illegal advertising content. In the event we are subject to government actions or civil claims in connection with false, fraudulent, misleading or otherwise illegal marketing content for which we provide agency services, our reputation, business and results of operations may be materially and adversely affected.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for working capital and other general corporate purposes. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the prospectus supplement relating to the specific offering.

See “Plan of Distribution” elsewhere in this prospectus for more information.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Share all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

DESCRIPTION OF CAPITAL SHARE

General

We are a Cayman Islands exempt company and our affairs are governed by our Fourth Amended and Restated Memorandum and Articles of Association and Companies Law of the Cayman Islands, which we refer to as the Companies Law below. As of the date hereof, our authorized share capital is US$500,000 divided into 30,000,000 ordinary shares with a par value of US$0.00166667 per share.

As of February 22, 2021, there are 45,777,318 Ordinary Shares issued and outstanding. The following are summaries of material provisions of our Fourth Amended and Restated Memorandum and Articles of Association and the Companies Law insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

A description of our ordinary shares can be found in our Registration Statement on Form F-1, as amended, under the Securities Act of 1933, as amended (the “Securities Act”), as originally filed with the SEC on January 4, 2019 (Registration No. 333-229128) under the heading “Description of Securities” and as incorporated into the Company’s Form 8-A, filed with the SEC on March, 27, 2019 which description is incorporated by reference herein. See “Incorporation of Certain Information by Reference.”

Preferred Shares

Our Memorandum and Articles of Association, as amended, authorizes our Board of Directors to establish one or more series of preferred shares with such designation, number of shares of the series, rights and preferences as may be determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without action by its shareholders, to issue preferred shares to the extent of available authorized but unissued shares. The preferred shares could be utilized as an anti-takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting power of holders of ordinary shares.

As of the date of this prospectus, there are no outstanding preferred shares of any series.

The material terms of any series of preferred shares that we offer, together with any material Cayman Islands. or United States federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem share, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Share, preferred share or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Warrants

We may issue warrants for the purchase of our common share, preferred share or debt securities or any combination thereof. Warrants may be issued independently or together with our common share, preferred share or debt securities and may be attached to or separate from any offered securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 6-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

ENFORCEABILITY OF CIVIL LIABILITIES

We incorporated in the Cayman Islands in order to enjoy the following benefits: (1) political and economic stability; (2) an effective judicial system; (3) a favorable tax system; (4) the absence of exchange control or currency restrictions; and (5) the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following: (1) the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and (2) Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our operations are conducted outside the United States, and all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi& Associates, located at Newark, Delaware, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to Cayman Islands law has advised us that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has advised us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Conyers Dill & Pearman has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$25,733
FINRA filing fee	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous fees and expenses	(1)
Total	$(1)

(1)	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Hunter Taubman Fischer & Li LLC of New York, New York and by Conyers Dill & Pearman to the extent governed by the laws of the Cayman Islands. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of the Company as of December 31, 2019 and 2018 and for the fiscal years ended December 31, 2019 and 2018 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of Friedman LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form F-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.powerbridge.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our Ordinary Share in this offering.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	The annual report on Form 20-F for the fiscal year ended December 31, 2019, filed on June 24, 2020;

●	The Form 6-K filed on February 9, 2021, December 10, 2020, December 3, 2020, November 25, 2020, November 6, 2020, October 6, 2020, September 30, 2020, September 8, 2020, August 28, 2020, July 28, 2020, and July 2, 2020;

●	The registration statement and final prospectus for the Company’s initial public offering, filed on April 2, 2019; and

●	Our Registration Statement on Form 8-A, filed with the SEC on March 27, 2019, including any amendments or reports filed for the purpose of updating the description of our Ordinary Share therein.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

POWERBRIDGE TECHNOLOGIES CO., LTD.

Advanced Business Park, 9th Fl, Bldg C2, 29 Lanwan Lane,

Hightech District, Zhuhai, Guangdong 519080, China

Tel: +86-756-339-5666

Copies of these filings are also available on our website at www.powerbridge.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.